UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2003

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Acquires ScanTech Solutions and Announces Long-Term
Agreements with Protective Life Insurance Company

LabOne, Inc., announced today that it has acquired ScanTech Solutions, L.L.C., Earth City, Mo. from Protective Life Corporation (NYSE: PL), Birmingham, Al. ScanTech is a leading provider of medical document retrieval services to life insurance carriers in the United States. As part of the acquisition, LabOne entered into long-term agreements to provide certain Protective Life affiliates with teleunderwriting, paramedical examination, laboratory testing and medical document retrieval services. Terms of the agreements were not disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: August 6, 2003	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer